Exhibit 107

CALCULATION OF FILING FEE TABLES

Post-Effective Amendment to Form S-3ASR

(Form Type)

Zymeworks Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common Stock, $0.00001 par value per share	457(o)	(1)	(1)	(1)	—	—

	Other	Preferred Stock Purchase Rights (2)	457(o)	(1)	(1)	(1)	—	—

	Equity	Preferred Stock	457(o)	(1)	(1)	(1)	—	—

	Debt	Debt Securities	457(o)	(1)	(1)	(1)	—	—

	Equity	Depositary Shares	457(o)	(1)	(1)	(1)	—	—

	Equity	Warrants	457(o)	(1)	(1)	(1)	—	—

	Other	Subscription Rights	457(o)	(1)	(1)	(1)	—	—

	Other	Purchase Contracts	457(o)	(1)	(1)	(1)	—	—

	Other	Units	457(o)	(1)	(1)	(1)	—	—

	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	457(o)	(1)	(1)	$350,000,000	$110.20 per $1,000,000	$38,570

Carry Forward Securities

Carry Forward Securities	Equity	Common Stock, $0.00001 par value per share	415(a)(6)	—		$150,000,000 (3)			424(b)(5)	333-259970-01	October 13, 2022	$16,530

	Equity	Common Stock, $0.00001 par value per share	415(a)(6)	658,612		$3,381,972.62 (4)			424(b)(5)	333-259970-01	October 13, 2022	$372.69

	Equity	Common Stock, $0.00001 par value per share	415(a)(6)	2,079,224		$10,677,023.16 (5)			424(b)(5)	333-259970-01	October 13, 2022	$1,176.61

	Total Offering Amounts					$514,058,996		$38,570

	Total Fees Previously Paid							—

	Total Fee Offsets							—

	3Net Fee Due							$38,570

(1)

An indeterminate aggregate initial offering price and number of securities of each identified class is being registered as may from time to time be offered, issued or sold at indeterminate prices. In addition, an indeterminate number of securities that may be issued upon exercise, settlement, conversion or exchange of any offered securities, or pursuant to anti-dilution adjustments, is being registered. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities.

(2)

Each share of common stock registered for issuance under this registration statement includes an associated right to purchase one one-thousandth of a share of the registrant’s Series B Participating Preferred Stock, par value $0.00001 per share. Until the occurrence of certain prescribed events, the preferred stock purchase rights are not exercisable and may be transferred only with the common stock. No separate consideration is payable for the preferred stock purchase rights.

(3)

Represents $150,000,000 of shares of the registrant’s common stock that may be issued and sold under that certain sales agreement, dated as of November 9, 2022, by and between the registrant and Cantor Fitzgerald & Co., which amount was previously registered by the registrant on the prospectus supplement filed by the registrant with Securities and Exchange Commission (the “SEC”) on November 9, 2022 and all of which remains unsold. Pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended (the “Securities Act”), the previously paid filing fee will continue to be applied to such shares.

(4)

Represents shares of the registrant’s common stock issuable upon the exchange of exchangeable shares (the “Exchangeable Shares”) in the capital of Zymeworks ExchangeCo Ltd., a company existing under the laws of British Columbia and the registrant’s indirect subsidiary. The registrant previously registered 1,424,533 shares of common stock issuable upon exchange of the Exchangeable Shares on the prospectus supplement filed by the registrant with the SEC on October 13, 2022, of which 658,612 shares remain issuable. Pursuant to Rule 415(a)(6) under the Securities Act, the previously paid filing fee for the remaining 658,612 shares will continue to be applied to such shares.

(5)

Represents shares of the registrant’s common stock issuable upon the exercise of the registrant’s pre-funded warrants (the “Pre-Funded Warrants”). The registrant previously registered 4,794,224 shares of common stock issuable upon exercise of the Pre-Funded Warrants on the prospectus supplement filed by the registrant with the SEC on October 13, 2022, of which 2,079,224 shares remain issuable. Pursuant to Rule 415(a)(6) under the Securities Act, the previously paid filing fee for the remaining 2,079,224 shares will continue to be applied to such shares.